EXHIBIT 99.1

.

September 14, 2020

Alexander’s Amends Retail Loan at 731 Lexington Avenue

PARAMUS, NEW JERSEY..........ALEXANDER’S, INC. (New York Stock Exchange: ALX) announced today that it has amended a $350 million mortgage loan on the retail condominium of 731 Lexington Avenue in Manhattan. Under the terms of the amendment, the Company paid down the loan by $50 million to $300 million, extended the maturity date of the loan through August 2025 and guaranteed the interest payments and certain leasing costs. The principal of the loan is non-recourse to the Company. The interest only loan remains at the same rate, LIBOR plus 1.40% (currently 1.55%).

Alexander’s, Inc. is a real estate investment trust that has seven properties in the greater New York City metropolitan area.

CONTACT:
MATTHEW IOCCO
(201) 587-8541
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A, of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments, the financial condition of our tenants, general competitive factors and the impact of the COVID-19 pandemic.